EXECUTIVE EMPLOYMENT AGREEMENT
                       ------------------------------

    This Executive Employment Agreement (the "Agreement"), by and among Greenhold Group, Inc, a Florida corporation (the "Company" or "Greenhold ") and JOHN D. HARRIS ("Employee"), is hereby entered into as of this 15thst day of October, 2001, and shall be retroactively effective as of January 1,2001 (the "Effective Date").

    In consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	EMPLOYMENT AND DUTIES.

       (a) Subject to the terms and conditions of this Agreement, the Company hereby employs Employee as Chief Executive Officer of the Company. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of such position and will report directly to the Board of Directors of the Company (the "Board"). Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

2.	TERM.

        The Company employs the Employee for a period commencing on the Effective Date and ending on December 31 2011 (the "Term"), subject to termination prior to such date pursuant to Section 6 hereof. Sixty days prior to the end of the Term (or any renewal term), either the Company or the Employee may give notice to the other of its determination not to renew this Agreement. If a notice of non-renewal is not delivered, this Agreement will automatically continue in effect for successive one (1) year renewal terms subject to termination prior to such date pursuant to Section 6 hereof. If any party gives such notice of non-renewal, then the Employee's employment will terminate at the end of such term (or on such other date as the parties mutually agree).

3.	COMPENSATION.

        For all services rendered by Employee, the Company shall compensate Employee as follows:

	(a)	BASE SALARY.

                The base salary payable hereunder to Employee shall equal $150,000.00 per year, payable on a regular basis in accordance with the Company's standard payroll procedures

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                but not less than monthly. On at least an annual basis, the
                Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would require approval by the Board or a duly constituted committee thereof.

	(c)	EXECUTIVE PERQUISITES, BENEFITS, AND OTHER COMPENSATION.

                Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                (i) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. Employee shall appropriately document all reimbursable expenses in reasonable detail upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                (ii) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time. Employee shall be entitled to three weeks of vacation per year.

                (iii) The Company shall provide the employee with a leased automobile of the employee's choice which cost of lease shall not exceed $1500 per month. And, the Company shall pay full costs of maintenance and insurance.

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4.	NON-COMPETITION AND NON-SOLICITATION.

        (a)	The Employee acknowledges that during the course of the
                Employee's employment the Employee will receive confidential and proprietary information from and concerning the Company. The Employee also acknowledges that the Company will make substantial investments in the development of the Company's goodwill and in the Employee's professional development. The capital expended to develop this goodwill directly benefits the Employee and should continue to do so in the event that the relationship between the Company and the Employee is terminated. Likewise, other capital investments made or to be made by the Company to assist in the Employee's professional development (including but not limited to those items listed below) has conferred and will confer a direct economic benefit on the Employee. During the course of the Employee's tenure with the Company, the Employee will have received the following economic benefits as a result of capital expenditures by the Company:

                (1) Marketing support enabling the Employee to expand the Employee's own professional development and to become known by additional industry personnel.

                (2) The development and implementation of information systems and reporting formats, unique to the telecommunications business to make the provision of telecommunications services more efficient, and to maximize the time available to the Employee for the expansion of the Company's business (as opposed to attending to administrative functions).

		(3)	Financial support to facilitate business growth.

                (4) Participation in proprietary strategic planning sessions, which focus on professional and business growth opportunities.

                (5) Cross-selling, synergy and business expansion opportunities from being part of the Company.
                        The Employee agrees that the Company is entitled to protect these business interests and investments and to prevent the Employee from using or taking advantage of the foregoing economic benefits to the Company's detriment.

        (b) Employee agrees that, except for services and duties performed for or on behalf of the Company pursuant to this Agreement, Employee will not, during the period of Employee's employment with the Company, and for a period of one (1) year immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity,

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                        whether as an employee, independent contractor,
                        consultant or advisor or as a sales representative, in any telecommunications or marketing service business in direct competition with the Company or any subsidiary of either the Company, anywhere in the world. (the "Territory");

                (ii) solicit any person who is, at that time, or who has been within one (1) year prior to that time, an employee of the Company (including the respective subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the respective subsidiaries thereof);

                (iii) solicit any person or entity which is, at that time, or which has been within one (1) year prior to that time, a customer, Member, Sponsor, or supplier of the Company (including the respective subsidiaries thereof) for the purpose of soliciting or selling products or services in direct competition with the Company or any subsidiary of the Company within the Territory; or

                (iv) solicit any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor or potential competitor, which candidate was, to Employee's knowledge, either called upon by the Company (including the respective subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

        (c) In recognition of the substantial nature of such potential damages and the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, Employee agrees that in the event of breach by Employee of the foregoing covenant, the Company shall be entitled to specific performance of this provision and co-injunctive and other equitable relief, and that Employee will be responsible for the payment of court costs and reasonable attorneys' fees incurred by the Company in seeking enforcement of the covenants set forth in this paragraph 4.

        (d) It is agreed by the parties that the foregoing covenants in this paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the throughout the term of this Agreement, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, the Company engages in new and

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                different activities or enters a new business in addition
                to or other than the activities or business enumerated under the Recitals above, then Employee will be precluded from soliciting the customers or employees of such new activities or business and from directly competing with such new business.

        (e) The covenants in this paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

        (f) The Company of such covenants shall construe all of the covenants in this paragraph 4 as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement.
                Further, this paragraph 4 shall survive the termination of this Agreement and the termination of Employee's employment with the Company. It is specifically agreed that the period of six (6) months following termination of employment stated at the beginning of this paragraph 4, during which the agreements and covenants of Employee made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 4.

5.	PLACE OF PERFORMANCE.

        (a) Employee understands that he may be requested by the Board to relocate temporarily or, on a permanent basis, from Employee's present residence to another geographic location in order to more efficiently carry out Employee's duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. Employee expressly agrees to temporarily relocate for a period not to exceed six months if the Board makes such request. In the event the Board requests the Employee permanently relocate, if Employee agrees to relocate, the Company will pay reasonable relocation costs to move Employee, Employee's immediate family and their personal property and effects, so that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use Employee's best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient, and orderly relocation with minimal disruption to the business of the Company and the personal life of Employee and Employee's family.

        (b) Notwithstanding the above, if Employee is requested to permanently relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 6(c).

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6.      TERMINATION; RIGHTS ON TERMINATION.

        This Agreement and Employee's employment may be terminated in any one of the following ways:

        (a)     DEATH.

                The death of Employee shall immediately terminate this Agreement with compensation due to Employee's estate, heirs or other descendants or representatives of six months salary and awarding the outstanding options to the Employee's estate.

        (b)     DISABILITY.

                If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from Employee's full-time duties hereunder for twelve (12) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such twelve (12) month period, but which shall not be effective earlier than the last day of such twelve (12) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume Employee's full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if his health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
                (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company Employee's base salary at the rate then in effect, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, less any amounts Employee might receive under the Company's disability insurance policy, if any, for whatever time period is remaining under the Term or for twelve (12) months, whichever amount is the greater.

        (c)     CAUSE.

                The Company may, in its sole and absolute discretion, terminate the employment of Employee hereunder immediately upon after delivery of written notice to Employee, or at such later time as the Company may specify in such notice, for "Cause." As used in this Agreement "Cause" includes, but is not limited to, the following: (1) Employee's willful and material breach of this Agreement; (2) Employee's gross negligence in the performance, or intentional nonperformance, (continuing for sixty (60) days after receipt of written notice of need to cure) of any of

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                Employee's material duties and responsibilities hereunder;
                (3) Employee's willful dishonesty, fraud, or misconduct, only with respect to the business of the Company, which affects the operations, property or reputation of the Company; (4) chronic or illegal drug abuse by Employee; (5) Employee's willful injury to any independent contractor, employee or agent of the Company, or to any other person in the course of Employee's performance of services for the Company; (6) If a guardian or conservator for the Employee is appointed by a court of competent jurisdiction;

                The Company shall be limited to termination as a remedy for any damaging, injurious, improper or illegal act by the Employee, and may not also seek damages, injunction, or such other remedy. If the Employee's employment is terminated for Cause, the Employee agrees to vacate the Company's offices on or before the effective date of the termination and to return and deliver to the Company at such time all Company property. In the event of a termination for Cause, as enumerated above, Employee shall have no right to any severance compensation.

        (d)     WITHOUT CAUSE.

                At any time after the commencement of employment, provided the Company does not have Cause to terminate Employee pursuant to (c) above, Employee may, without cause, terminate this Agreement and Employee's employment, effective fourteen (14) days after written notice is provided to the Company.


        (e) Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 3 (a)(b), C (iii), 6 (a) hereof and Employee's obligations under paragraphs 4, 7, 8 and 10 hereof shall survive such termination in accordance with their terms. Further, unless Employee and the Company otherwise agree in writing, upon termination of this Agreement for any reason, Employee will not immediately resign from all director, officer or other positions held with the Company.

        (f) If termination of Employee's employment arises out of the Company's failure to pay Employee the amounts to which he is entitled under this Agreement or as a result of any other material breach of this Agreement by the Company, as determined pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder. Further, none of the provisions of paragraph 4 hereof shall apply in the event

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                the Company terminates this Agreement as a result of a
                material breach.

7.	COMPANY PROPERTY; INVENTIONS.

        (a) All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, and other property delivered to or compiled by Employee by or on behalf of the Company, or their representatives, vendors, or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities, or future plans of the Company, which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

        (b) Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company and which Employee conceives as a result of Employee's employment by the Company. Employee hereby assigns and agrees to assign all of Employee's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

8.      CONFIDENTIALITY AND PROPRIETARY INFORMATION.

        (a)     Acknowledgement.

                The Employee acknowledges and agrees that in the course of rendering services to the Company and its customers, the Employee will have access to and will become acquainted with confidential and proprietary information about the professional, business and financial activities of the Company, its affiliates and its vendors, suppliers and customers, and that the Employee may have contributed to or may in the future contribute to such information. The Employee further recognizes that the Employee is being employed as a key employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace and business depends upon its goodwill and reputation for integrity, quality and dependability. The Employee recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential and proprietary information, goodwill and reputation.

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        (b)     Proprietary Information.

                In the course of the Employee's service to the Company, the Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets that are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Employee alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include any information, which is in the public domain during the period of service by the Employee or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Employee in violation of this Agreement.

		Fiduciary Obligations.

                The Employee agrees and acknowledges that the Proprietary Information is of critical importance to the Company and a violation of this Section 8 will seriously and irreparably impair and damage the Company's business. The Employee therefore agrees, while he is an employee of the Company and at all times thereafter, to keep all Proprietary Information strictly confidential.

        (c)     Non-Disclosure.

                Except as required by law or order of any court or governmental entity or in connection with the proper performance of his duties hereunder, the Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than
                (a) the Company, (b) persons who are authorized employees of the Company at the time of such disclosure, (c) such other persons, including prospective investors or lenders, to whom the Employee has been instructed to make disclosure by the Company's 's Board of Directors, or (d) the Employee's counsel, so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clauses (b) and (c), only to the extent required in the course of the Employee's service to the Company). Upon any termination of the Employee's employment hereunder, the Employee shall deliver to the Company all notes, letters, documents, tapes, discs, recorded data and records which may contain Proprietary Information which are then in the Employee's possession or control and shall not retain, use, or make any copies, summaries or extracts thereof.


	(d)	The Company acknowledges the Employee has certain knowledge
                and proprietary information regarding country-code Top Level Domains, organization of DNS, and marketing of ccTLD properties world-wide. The Company agrees the Employee may engage in and pursue these endeavors without limitation while in the employ of the Company

9.	INDEMNIFICATION.

        In the event Employee is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence

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        and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

10.	REPRESENTATIONS OF EMPLOYEE.

        (a) Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and employment by the Company and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

        (b) The Employee has and will continue to truthfully disclose to the Company the following matters, whether occurring, at any time during the one (1) year immediately preceding the date of this Agreement or at any time during the term of this Agreement:

                (1) any criminal complaint, indictment or criminal proceeding in which the Employee is named as a defendant;

                (2) any allegation, investigation, or proceeding, whether administrative, civil or criminal, against the Employee by any licensing authority or industry association; and

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                (3)	any allegation, investigation or proceeding, whether
                        administrative, civil, or criminal, against the Employee for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the business of the Company .

11.	ASSIGNMENT; BINDING EFFECT.

        This Agreement shall inure to the benefit of and be binding on the Employee and the Company and the Employee's and the Company's respective heirs, personal representatives, successors and assigns; provided, however, that the Employee shall have no right to assign the Employee's rights or duties under this contract to any other person. In the event of the sale, merger or consolidation of the Company, the Employee specifically agrees that the Company may assign the Company's rights and obligations hereunder to the Company's successor, assign or purchaser. In addition, and in any event, the Company may, at any time, assign the Company's rights and obligations under this Agreement to any person that is an affiliate of the Company or to any person, which, after any such assignment, employs at least 50% of the employees employed by the Company immediately prior to the assignment.

12.     COMPLETE AGREEMENT; AMENDMENTS.

        This Agreement is not a promise of future employment. This Agreement supersedes any other agreements or understandings, written or oral, between the Company and Employee, and Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement.

        This written Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. A written instrument signed by a duly authorized officer of the Company and Employee may not later modify this written Agreement except, and a written instrument signed by the party waiving the benefit of such term may waive except no term of this Agreement.

13.	NOTICE.
        Whenever any notice is required hereunder, it shall be given in writing addressed as follows:


        To the Company:  Greenhold .com, Inc.
                         1995 E. Oakland Park Blvd.
                         Suite 350
                         Oakland Park FL 33306

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        To Employee:     John D. Harris
                         4300 N. Ocean Blvd.
                         Suite 12A
                         Ft. Lauderdale, FL 33306

        Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, in any other case, when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

14.	SEVERABILITY; HEADINGS.

        If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Employee and the Company agree and acknowledge that the provisions of paragraphs 4 and 8 are material and of the essence to this Agreement. If the scope of any restriction or covenant contained therein should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that (a) it is the parties intention and agreement that the covenants and restrictions contained therein be enforced as written, and (b) in the event a court of competent jurisdiction should determine that any restriction or covenant contained therein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of the Agreement or of any part hereof.

15.	ARBITRATION.

        Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Miami-Dade, Florida, in accordance with the rules of the American Arbitration Association then in effect. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The prevailing party shall receive and the unsuccessful party shall pay the direct expense of any arbitration proceeding in connection with this Agreement.

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16.     GOVERNING LAW.

        This Agreement shall in all respects be construed according to the laws of the State of Florida.

17.	COUNTERPARTS.

        This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                                   *  *  *  *

        IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first above written.


                                           Greenhold Group, Inc.

                                           By:/s/ John D. Harris
                                              ------------------
                                           	John D. Harris
                                                President


                                           Board of Directors

                                           By: /s/ John D. Harris
                                               ------------------
                                               John D. Harris, Director


                                           "Employee"

                                           By: /s/ John D. Harris
                                               ------------------
                                               John D. Harris


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                                EXHIBIT "A"

(a)	The employee shall have the option to purchase one million
(1,000,000) shares during the year 2001 for $.025 (2.5 cents) per share. The funds to purchase the shares shall be loaned to the employee for a period of three years at an inte4rest rate of 4% per annum. The shares purchased shall be free trading.

(b)	The employee shall have the option to purchase two million
(2,000,000) shares during the period January 1st - June30 2002 for $.05 (five cents) per share. The funds to purchase the shares shall be loaned to the employee for a period of three years at an interest rate of 4% per annum. The shares purchased shall be free trading.

(c)	The employee shall have the option to purchase two million
(2,000,000) shares during the period July 1st - December 31,2002 for $.25 (twenty-five cents) per share. The funds to purchase the shares shall be loaned to the employee for a period of three years at an interest rate of 4% per annum. The shares purchased shall be free trading.

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